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Exhibit 11          Omnicare, Inc. and Subsidiary Companies
                    Computation of Earnings Per Common Share
                      (in thousands, except per share data)

                                                         Three Months Ended             Nine Months Ended
                                                            September 30,                  September 30,
                                                      ------------------------       ------------------------
                                                        1995            1994           1995            1994
                                                      --------        --------       --------        --------
Primary Earnings*
  Net income                                          $  6,935        $  2,062       $ 17,082        $  9,034
  Aftertax expense related to preferred
    stock dividend payable to minority
    interest in wholly-owned subsidiary                      1            --                7            --
  Minority interest in net income of subsidiary            (18)           --              (28)           --
                                                      --------        --------       --------        --------
  Net income as adjusted                              $  6,918        $  2,062       $ 17,061        $  9,034
                                                      ========        ========       ========        ========
  Shares
  Weighted average number of common
   shares outstanding                                   26,273          22,241         26,158          22,139
  Additional shares assuming conversion of:
   Stock options and stock warrants                        847             398            697             350
                                                      --------        --------       --------        --------
  Average common shares outstanding and
   equivalent as adjusted                               27,120          22,639         26,855          22,489
                                                      ========        ========       ========        ========
  Primary earnings per common share                   $   0.26        $   0.09       $   0.64        $   0.40
                                                      ========        ========       ========        ========
Fully Diluted Earnings
 Net income                                           $  6,935        $  2,062       $ 17,082        $  9,034
 Aftertax expense related to preferred stock
   dividend payable to minority interest in
   subsidiary                                                1            --                7            --
 Minority interest in net income of subsidiary             (18)           --              (28)           --
 Aftertax interest expense related to 5 3/4%
  convertible subordinated debentures                      802             794          2,407           2,415
                                                      --------        --------       --------        --------
 Net income as adjusted                               $  7,720        $  2,856       $ 19,468        $ 11,449
                                                      ========        ========       ========        ========
  Shares
  Weighted average number of common
    shares outstanding                                  26,273          22,241         26,158          22,139
  Additional shares assuming conversion of:
    Stock options and stock warrants                       985             406            807             364
    Convertible subordinated debentures                  5,572           5,576          5,572           5,576
                                                      --------        --------       --------        --------
  Average common shares outstanding and
    equivalents as adjusted                             32,830          28,223         32,537          28,079
                                                      ========        ========       ========        ========
  Fully diluted earnings per common share             $   0.24        $   0.10       $   0.60        $   0.41
                                                      --------        --------       --------        --------

* This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 if it results in dilution of less than 3% or is anti-dilutive.